Exhibit 3.317

Form 201 (revised 6/00) Return in Duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX: 512/463-5709 Filing Fee: $300	Articles of Incorporation Pursuant to Article 3.02 Texas Business Corporation Act	This space reserved for office use. FILED In the Office of the Secretary of State of Texas May 13 2003 Corporations Sector

Article 1 – Corporate Name

The name of the corporation is as set forth below:

Surgicare of Houston Woman’s, Inc.

The name must contain the word “corporation,” “company,” “incorporated,” or an abbreviation of one of these terms. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.

Article 2 – Registered Agent and Registered Office (select and complete either A or B and complete C)

☒     A. The initial registered agent is a corporation (cannot be corporation named above) by the name of:

OR    C T Corporation System

☐     B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

Street Address 350 North St. Paul Street, Suite 2900	City Dallas	TX	Zip Code 75201

Article 3 – Directors

The number of directors constituting the initial board of directors and the names and addresses of the person or persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are set forth below:

Director 1: First Name Greg	M.I.	Last Name Roth	Suffix

Street Address One Park Plaza	City Nashville	State TN	Zip Code 37203

Director 2: First Name A.	M.I. Bruce	Last Name Moore	Suffix Jr.

Street Address One Park Plaza	City Nashville	State TN	Zip Code 37203

Director 3: First Name R.	M.I. Milton	Last Name Johnson	Suffix

Street Address One Park Plaza	City Nashville	State TN	Zip Code 37203

Article 4 – Authorized Shares

☒ A. The total number of shares the corporation is authorized to issue is 1,000 and the par value of such authorized shares is $ .01

OR (You must select and complete either option A or option B, do not select both.)

☐ B. The total number of shares the corporation is authorized to issue is and the shares shall have no par value.

If the shares are to be divided into classes, you must set forth the designation of each class, the number of shares of each class, the par value (or statement of no par value), and the preferences, limitations, and relative rights of each class in the space provided for supplemental information on this form.

Article 5 – Initial Capitalization

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of one thousand dollars ($1,000.00)

Article 6 – Duration

The period of duration is perpetual

Article 7 – Purpose

The purpose for which the corporation is organized is for the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

Supplemental Provisions/Information

Text Area Healthcare related purposes

Incorporator

The name and address of the incorporator is set forth below.

Name: Faye S. Schrier

Street Address One Park Plaza	City Nashville	State TN	Zip Code 37203

Execution

The undersigned incorporator signs these articles of incorporation subject to the penalty imposed by article 10.02, Texas Business Corporation Act, for the submission of a false or fraudulent document.

Signature of incorporator:

ARTICLES OF INCORPORATION

OF

SURGICARE OF MANATEE, INC.

The undersigned subscriber to these Articles of Incorporation hereby forms a corporation (hereinafter called the “Corporation”) for profit under the laws of the State of Florida.

ARTICLE I: NAME

The name of the Corporation is “Surgicare of Manatee, Inc.”

ARTICLE II: PURPOSE

The general nature of the business to be transacted by this Corporation is to engage in any activity or business permitted under the laws of the United States and the State of Florida.

ARTICLE III: TERM OF EXISTENCE

The period of duration of the Corporation is perpetual.

ARTICLE IV: CAPITOL STOCK

The Corporation shall have the authority to issue 1,000 shares of common stock, $1.00 par value (“Common Stock”). Each share of Common Stock shall have identical rights and privileges in every respect.

ARTICLE V: INITIAL OFFICE AND AGENT

The post office address of the initial mailing office of the Corporation is 1525 S. Andrews Avenue, Suite 216, Fort Lauderdale, FL 33316 and the name of its initial agent at such address is CorpAmerica, Inc.

ARTICLE VI: FIRST BOARD OF DIRECTORS

The number of directors constituting the initial board of directors of the Corporation is one, and the name and address of the person who is to serve as the sole director until the first annual meeting of the shareholders and until his successor is elected and qualified is: Donald E. Steen, 5080 Spectrum Drive, Suite 300 West, Dallas, TX 75248.

ARTICLE VII: PREEMPTIVE RIGHTS

No shareholder shall, solely by reason of such shareholder’s ownership of shares or other securities of the Corporation, have any preemptive or preferential right to receive, purchase, or subscribe to (a) any unissued or treasury shares of the Corporation, (b) any obligations, evidences of indebtedness, or other securities of the Corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase, or subscribe to, any such unissued or treasury shares, and (c) any other securities that may be issued or sold by the Corporation.

ARTICLE VIII: CUMULATIVE VOTING

Cumulative voting for the election of directors or upon any other matter is expressly denied and prohibited.

ARTICLE IX: INTERESTED PARTIES

No contract or other transaction between the Corporation and any other person (as used herein the term “person” means an individual, firm, trust, partnership, association, corporation, or other entity) shall be affected or invalidated by the fact that any director of the Corporation is interested in, or is a member, director or an officer of, such other person, and any director may be a party to or may be interested in any contract or transaction of the Corporation or in which the Corporation is interested; and no contract, act, or transaction of the Corporation with any person shall be affected or invalidated by the fact that any director of the Corporation is a party to, or interested in, such contract, act or transaction, or in any way connected to such person. Each and every person who may become a director of the Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any person in which he may in any way be interested; provided that the fact of such interest shall have been disclosed to, or shall be known by, the other directors or the shareholders of the Corporation, as the case may be, acting upon or with reference to such act, contract or transaction, even though the presence at a meeting or vote or votes of such interested director might have been necessary to obligate the Corporation upon such act, contract or transaction.

ARTICLE X: INDEMNIFICATION

The Corporation shall indemnify any person who (i) is or was a director, officer, employee or agent of the Corporation or (ii) while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, joint venturer, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may or is required to grant indemnification to a director under the laws of the State of Florida. The Corporation may indemnify any person to such further extent as permitted by law.

ARTICLE XI: SUBSCRIBER

The name and address of the subscriber to these Articles of Incorporation is: David A. Ward, 5080 Spectrum Drive, Suite 300 West, Dallas, TX 75248.

IN WITNESS WHEREOF, the undersigned has executed these Articles this 16th day of January, 1991.

/s/ David A. Ward
David A. Ward

State of Texas)

County of Dallas)

I hereby certify that before me, the undersigned authority, this date personally appeared David A. Ward, to me known to be the person described as the Subscriber in and who executed the foregoing Articles of Incorporation, and acknowledged before me that he subscribed to said Articles of Incorporation.

Witness my hand and official seal this 16th day of January, 1991.

/s/ Alex Jenkins
Alex Jenkins

CERTIFICATE DESIGNATING

REGISTERED AGENT/REGISTERED OFFICE

Pursuant to the provisions of Section 607.325. Florida Statutes, the undersigned corporation, organized under the laws of the State of Florida, submits the following statement in designating the registered office/registered agent in the State of Florida.

1.	The name of the corporation is: Surgicare of Manatee, Inc.

2.	The name and address of the registered agent and office is:

CorpAmerica, Inc.

1525 S. Andrews Avenue, Suite 216
(P.O. BOX NOT ACCEPTABLE)

Fort Lauderdale, FL 33316
(CITY/STATE/ZIP)

SIGNATURE
(Corporate Officer)
TITLE	Christopher Grant, Jr., Vice President
DATE	January 16, 1991

HAVING BEEN NAMED TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION. AT THE PLACE DESIGNATED IN THIS CERTIFICATE. I HEREBY AGREE TO ACT IN THIS CAPACITY, AND I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATIVE TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I ACCEPT THE DUTIES AND OBLIGATIONS OF SECTION 607.325 FLORIDA STATUTES.

SIGNATURE
(Registered Agent)
DATE	January 17, 1991

REGISTERED AGENT FILING FEE: $20.00